Exhibit 99.1

Bruker Reports First Quarter 2016 Financial Results

BILLERICA, Mass. — May 4, 2016 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its first quarter ended March 31, 2016.

Bruker’s revenues for the first quarter of 2016 were $375.4 million, an increase of 6.2 percent compared to revenues of $353.3 million in the first quarter of 2015.  Excluding a 1.5 percent net positive effect from acquisitions & divestitures, and a 0.9 percent negative effect from changes in foreign exchange rates, Bruker reported year-over-year organic revenue growth of 5.6 percent for the first quarter of 2016, compared to an organic revenue decline of 3.0 percent in the first quarter of 2015.

First quarter 2016 GAAP earnings per diluted share (EPS) were $0.14, compared to GAAP EPS of $0.04 in the first quarter of 2015.  Bruker reported first quarter 2016 non-GAAP EPS of $0.21, an increase of 50 percent compared to non-GAAP EPS of $0.14 in the first quarter of 2015.  A reconciliation of GAAP to non-GAAP financial measures is provided in the financial tables accompanying this press release.

“We are pleased to report solid organic revenue growth, operating margin expansion and EPS growth in the first quarter of 2016,” said Frank Laukien, President & CEO of Bruker.  “Our performance was driven by strong revenue and profitability growth in our BioSpin and CALID Groups.  In the first quarter of 2016, we achieved the acceptance of our first shielded ultra high-field Aeon™ 1 GHz NMR system ahead of schedule, which contributed to our better than expected financial performance.  For the full year 2016, we see a mix of opportunities and demand challenges.  We remain committed to our ongoing margin expansion and EPS growth, and our full year 2016 outlook remains unchanged.”

2016 Financial Outlook

Bruker expects organic revenue growth of approximately 3 percent compared to the year 2015.  The Company expects to increase its 2016 non-GAAP operating profit margin by approximately 100 basis points year-over-year.  Bruker expects non-GAAP earnings per share to be between $0.97 and $1.02 in 2016.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 or +1-412-317-6702, and referencing “Bruker’s First Quarter 2016 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10085054.  The replay will be available beginning one hour after the end of the conference through May 11, 2016.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, and in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit:  http://www.bruker.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release and in its earnings webcast are organic revenue growth; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin;non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; return on invested capital; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.  We define return on invested capital (RoIC) as non-GAAP operating profit after income tax and minority interest divided by average total capital, which we define as debt plus equity minus cash.  We believe that RoIC is an important measure for how effectively the Company invests its capital.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 667 — 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31,	December 31,
(in millions)	2016	2015

ASSETS

Current assets:
Cash and cash equivalents	$209.9	$267.1
Short-term investments	210.6	201.2
Accounts receivable, net	233.4	234.7
Inventories	460.1	422.0
Other current assets	111.4	106.5
Total current assets	1,225.4	1,231.5

Property, plant and equipment, net	239.0	231.1
Intangibles, net and other long-term assets	275.4	267.4

Total assets	$1,739.8	$1,730.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$20.4	$0.6
Accounts payable	95.1	72.1
Customer advances	146.4	178.3
Other current liabilities	279.8	303.5
Total current liabilities	541.7	554.5

Long-term debt	281.8	265.2
Other long-term liabilities	207.2	177.4

Total shareholders’ equity	709.1	732.9

Total liabilities and shareholders’ equity	$1,739.8	$1,730.0

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2016	2015

Revenues	$375.4	$353.5
Cost of revenues	208.6	193.3

Gross profit	166.8	160.2

Operating expenses:
Selling, general and administrative	92.7	94.6
Research and development	36.1	37.2
Other charges, net	4.0	13.2
Total operating expenses	132.8	145.0

Operating income	34.0	15.2

Interest and other income (expense), net	(5.6)	(3.5)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	28.4	11.7
Income tax provision	4.8	4.8

Consolidated net income	23.6	6.9
Net income attributable to noncontrolling interests in consolidated subsidiaries	—	0.4
Net income attributable to Bruker Corporation	$23.6	$6.5

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.14	$0.04
Diluted	$0.14	$0.04

Weighted average common shares outstanding:
Basic	163.3	168.3
Diluted	164.3	169.7

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in millions)	2016	2015
Cash flows from operating activities:
Consolidated net income	$23.6	$6.9
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	13.2	13.5
Write-down of demonstration inventories to net realizable value	4.8	5.0
Stock-based compensation expense	2.2	2.2
Deferred income taxes	(2.7)	(3.7)
Other non-cash expenses, net	1.7	7.3
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	7.2	51.5
Inventories	(28.8)	(36.6)
Accounts payable and accrued expenses	(9.0)	(6.8)
Income taxes payable, net	(13.7)	(6.9)
Deferred revenue	9.2	(3.1)
Customer advances	(18.4)	8.9
Other changes in operating assets and liabilities, net	(3.3)	(11.2)
Net cash (used in) provided by operating activities	(14.0)	27.0

Cash flows from investing activities:
Purchases of short-term investments	(21.7)	(21.5)
Maturities of short-term investments	21.7	21.5
Purchases of property, plant and equipment	(8.0)	(5.7)
Proceeds from sales of property, plant and equipment	0.6	—
Net cash used in investing activities	(7.4)	(5.7)

Cash flows from financing activities:
Proceeds from revolving lines of credit	36.0	—
Proceeds (repayment) of other debt, net	0.4	(0.1)
Proceeds from issuance of common stock, net	7.5	3.3
Payment of contingent consideration	—	(2.1)
Repurchase of common stock	(78.9)	—
Changes in restricted cash	(0.1)	0.8
Payment of dividends	(6.5)	—
Excess tax benefit related to stock option awards	—	2.2
Net cash (used in) provided by financing activities	(41.6)	4.1
Effect of exchange rate changes on cash and cash equivalents	5.8	(10.4)
Net change in cash and cash equivalents	(57.2)	15.0
Cash and cash equivalents at beginning of period	267.1	319.5
Cash and cash equivalents at end of period	$209.9	$334.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2016	2015
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

GAAP Operating Income	$34.0	$15.2
Non-GAAP Adjustments:
Restructuring Costs	3.8	3.3
Acquisition-Related Costs	1.9	0.2
Purchased Intangible Amortization	5.4	5.2
Other Costs	2.2	11.9
Total Non-GAAP Adjustments:	$13.3	$20.6

Non-GAAP Operating Income	$47.3	$35.8
Non-GAAP Operating Margin	12.6%	10.1%

Non-GAAP Interest & Other Income (Expense), net	(5.6)	(3.5)
Non-GAAP Profit Before Tax	41.7	32.3

Non-GAAP Income Tax Provision	(7.4)	(8.8)
Non-GAAP Tax Rate	17.7%	27.2%

Minority Interest	—	(0.4)

Non-GAAP Net Income Attributable to Bruker	34.3	23.1

Weighted Average Shares Outstanding (Diluted)	164.3	169.7

Non-GAAP Earnings Per Share	$0.21	$0.14

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$166.8	$160.2
Non-GAAP Adjustments:
Restructuring Costs	2.0	2.0
Acquisition-Related Costs	2.0	0.2
Purchased Intangible Amortization	4.6	4.7
Total Non-GAAP Adjustments:	8.6	6.9
Non-GAAP Gross Profit	$175.4	$167.1
Non-GAAP Gross Margin	46.7%	47.3%

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$(14.0)	$27.0
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(8.0)	(5.7)
Non-GAAP Free Cash Flow	$(22.0)	$21.3

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$353.5	$423.7
Non-GAAP Adjustments:
Acquisitions and divestitures	5.1	(10.9)
Currency	(3.0)	(46.8)
Organic	19.8	(12.5)
Total Non-GAAP Adjustments:	21.9	(70.2)
Non-GAAP Revenue	$375.4	$353.5
Organic Revenue Growth	5.6%	-3.0%

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.